Exhibit 99.1

Contact

Media/Analysts/Investors:

Sailash Patel

919.456.7814

sailash.patel@furiex.com

Furiex Reports Second Quarter 2011 Financial Results

Second Quarter 2011 Highlights:

•	Second quarter 2011 royalty revenue of $0.9 million, an increase of $0.5 million from first quarter 2011.

•	Cash and cash equivalents balance of $55.7 million as of June 30, 2011.

Recent Events:

•	On July 25 Takeda Pharmaceutical Company Limited announced it had resubmitted two new drug applications for alogliptin to the U.S. Food and Drug Administration.

•	Last patient completed the Phase II study of MuDelta in diarrhea-predominant irritable bowel syndrome in July.

MORRISVILLE, N.C. (August 3, 2011) – Furiex Pharmaceuticals, Inc. (Nasdaq: FURX) today reported its financial and operating results for the quarter ended June 30, 2011. Furiex was spun off from PPD, Inc. as a separate public company effective June 14, 2010. As a result, the Furiex financial information prior to that date was derived from PPD’s discovery sciences segment and does not reflect the consolidated results of operations or cash flows of the company had it been a separate, stand-alone entity.

Furiex recorded second quarter royalty revenues of $0.9 million, compared to $0.5 million for the same period in the prior year. Royalty revenue included royalties related to Priligy™ sales in various countries outside of the United States and Nesina sales in Japan.

Research and development expenses were $13.2 million for the quarter ended June 30, 2011, compared to $13.4 million for the same period in the prior year. Furiex continues to incur development costs associated with the novel statin, PPD-10558, and the two therapeutic compounds, MuDelta and JNJ-Q2 that were licensed from Janssen Pharmaceutica N.V. in November 2009.

Second quarter selling, general and administrative (SG&A) expenses were $2.5 million for the quarter compared to $2.8 million for the second quarter of 2010. The decrease in SG&A expense was the result of costs associated with the spin-off incurred during the second quarter of 2010 of $1.3 million, partially offset by costs associated with stock compensation expense of $1.0 million in the second quarter of 2011.

Operating loss from continuing operations was $14.9 million, compared to $8.1 million for the second quarter of 2010. Included in the second quarter of 2010 was a $7.5 million milestone payment recognized upon regulatory and pricing approvals of Nesina in Japan.

Net loss of $14.9 million in the second quarter of 2011 represents a $3.8 million increase from the net loss of $11.1 million in the second quarter of 2010. Included in the 2010 period was a loss from discontinued operations, net of income taxes, of $3.0 million.

Net loss per share for the second quarter of 2011 was $1.51 compared to $1.13 for the second quarter of 2010. Second quarter 2010 net loss per share included loss from discontinued operations, net of income taxes, of $0.31 per share.

“We continue to advance our pipeline products toward successful completion of Phase II development and to take steps that will maintain development timelines and position us and our partners to get our products to the market rapidly,” said June Almenoff, M.D., Ph.D., president and chief medical officer of Furiex.

Fred Eshelman, Pharm.D., chairman of Furiex, added, “Our overall business strategy continues to demonstrate success with our clinical development programs advancing quickly and effectively and our partnered compound, alogliptin, taking an important step toward regulatory approval in the United States.”

Furiex will conduct a live conference call and webcast Thursday, August 4, 2011, at 9:00 a.m. ET to discuss its second quarter 2011 results and financial outlook for 2011 as well as provide an overview of its business and pipeline. A Q&A session will follow. All interested parties can access the webcast through the Presentations & Events link in the Investors section of the Furiex website at www.furiex.com. The webcast will be archived shortly after the call for on-demand replay. The conference call will be broadcast live over the Internet and will also be available using the following direct dial numbers:

Participant dial-in:	+1.877.267.0934 (U.S./Canada)
+1.706.643.0961 (International)

Conference ID:	80507394

About Furiex Pharmaceuticals

Furiex Pharmaceuticals is a drug development and collaboration company using innovative clinical development design to accelerate and increase value of internal and partnered drug programs by advancing them through the drug discovery and development process in a cost-efficient manner. Development programs are designed and driven by a core team with extensive drug development experience. The company collaborates with pharmaceutical and biotechnology companies and has a strong, diversified product portfolio and pipeline with multiple therapeutic candidates including late-stage assets and two products on the market. The company’s mission is to develop innovative medicines faster and at a lower cost, thereby improving profitability and accelerating time to market while providing life-improving therapies for patients. For more information, visit www.furiex.com.

Except for historical information, all of the statements, expectations and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Furiex attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors which could cause actual results to differ materially include the following: insufficient funds to continue research and development activities of our existing candidates; failure to find a partner to advance our existing candidates to market; failure of our partner to successfully obtain regulatory approval to market and sell its product; the demand for our potential products, if and when approved; the risks and expense of continuing the research and development activities of our existing candidates;

progress of product candidates in clinical trials as it relates to receiving future milestone payments; and time required to gain regulatory approvals; and the other risk factors set forth from time to time in the SEC filings for Furiex, copies of which can be found on our website.

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FURIEX PHARMACEUTICALS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Revenue:
Milestones	$7,500	$—	$7,500	$—
Royalties	547	872	777	1,233
Service	12	—	75	—
Other	54	—	54	—

Total revenue	8,113	872	8,406	1,233

Direct expenses	5	—	21	—
Research and development expenses	13,360	13,222	20,234	26,099
Selling, general and administrative expenses	2,815	2,503	4,779	4,324
Depreciation and amortization	34	23	68	45

Total operating expenses	16,214	15,748	25,102	30,468

Operating loss	(8,101)	(14,876)	(16,696)	(29,235)
Other income, net	—	—	5	—

Loss from continuing operations before provision for income taxes	(8,101)	(14,876)	(16,691)	(29,235)
Provision for income taxes	2	6	2	12

Loss from continuing operations	(8,103)	(14,882)	(16,693)	(29,247)
Loss from discontinued operations, net of income taxes	(3,043)	—	(5,133)	—

Net loss	$(11,146)	$(14,882)	$(21,826)	$(29,247)

Loss from continuing operations per basic and diluted share	$(0.82)	$(1.51)	$(1.69)	$(2.96)

Loss from discontinued operations, net of income taxes per basic and diluted share	$(0.31)	$—	$(0.52)	$—

Net loss per basic and diluted share	$(1.13)	$(1.51)	$(2.21)	$(2.96)

Weighted-average shares used to compute net loss per basic and diluted share:	9,881	9,881	9,881	9,881

FURIEX PHARMACEUTICALS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	December 31, 2010	June 30, 2011
Assets
Current assets:
Cash and cash equivalents	$82,030	$55,687
Accounts receivable, net	259	872
Prepaid expenses	226	279
Other current assets	740	—

Total current assets	83,255	56,838
Property and equipment, net	188	149
Goodwill	49,116	49,116

Total assets	$132,559	$106,103

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable	$96	$111
Accrued expenses	13,767	14,269

Total current liabilities	13,863	14,380
Other long-term liabilities	192	204

Total liabilities	14,055	14,584

Common stock, $0.001 par value, 40,000,000 shares authorized; 9,881,340 shares issued and outstanding at December 31, 2010 and June 30, 2011	10	10
Preferred stock, $0.001 par value, 10,000,000 shares authorized; No shares issued and outstanding at December 31, 2010 and June 30, 2011	—	—
Paid-in capital	153,638	155,900
Accumulated deficit	(35,144)	(64,391)

Total shareholders’ equity	118,504	91,519

Total liabilities and shareholders’ equity	$132,559	$106,103